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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2003

ABOVENET, INC. (FORMERLY METROMEDIA FIBER NETWORK, INC.)
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	000-23269 (Commission File Number)	11-3168327 (I.R.S. Employer Identification No.)
360 Hamilton Avenue White Plains, New York (Address of Principal Executive Offices)		10601 (Zip Code)

Registrant's telephone number, including area code: (914) 421-6700

METROMEDIA FIBER NETWORK, INC.
(Former name or former address, if changed since last report)

ITEM 5:    OTHER EVENTS.

        As previously announced, by order dated and entered August 21, 2003, the Honorable Adlai S. Hardin, Jr., United States Bankruptcy Judge, United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") confirmed the Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc. et al. dated July 1, 2003, as amended (the "Plan"). Also as previously announced, in anticipation of emergence and in accordance with the Plan the Company changed its name from Metromedia Fiber Network, Inc. to AboveNet, Inc.

        The Company emerged from proceedings under chapter 11 of the Bankruptcy Code, on September 8, 2003. A copy of the press release of the Company announcing its emergence from proceedings under Chapter 11 of the Bankruptcy Code is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        As previously announced, the Company is reexamining its reported operating results for each of the quarterly periods included in the fiscal year ended December 31, 2001 with the assistance of KPMG LLP, who was appointed as the Company's auditors effective December 2001. In addition, the U.S. Securities and Exchange Commission (the "SEC") initiated an investigation of the Company in early 2002 after the Company announced it would reexamine its reported operating results for the first three quarters of 2001. The investigation is continuing as of the date hereof. The Company cannot predict how or when the investigation will be resolved.

        The Company does not have audited financial statements for the years 2001 and 2002 or reviewed quarterly information for 2002 or 2003. The Company's auditors are currently auditing and reviewing such financial statements. At this time, the Company cannot predict when such audits or reviews will be complete, but believes the Company may be required to restate previously issued financial reports. Further, because the Company's auditors have indicated they are unable to review the quarterly financial statements for 2001 in accordance with applicable professional standards, the Company is not planning to reissue such quarterly information. The Company is not current with its quarterly or annual financial filings with the SEC as a result of having suspended such filings prior to the date on which the Company and its subsidiaries filed their voluntary Chapter 11 petitions. While the Company hopes to resume filing such reports, and has devoted, and will continue to devote, significant resources to expedite the work necessary to make these filings, the Company cannot make any assurances as to when it will be in a position do so.

        The Company does not believe adequate current public information exists regarding its business and financial condition to support a market in its securities. Persons who propose to invest in the Company's securities do so at their own risk.

        On August 29, 2003, a Notice of Appeal was filed with the Bankruptcy Court on behalf of Deutsche Bank A.G., London Branch and Bear, Stearns & Co. Inc. (the "Appellants") advising the Bankruptcy Court of the Appellants appeal to the United States District Court for the Southern District of New York (the "District Court") from so much of the Order confirming the Plan (the "Confirmation Order") as denied Appellants objections to the confirmation of the Plan (the "Appeal"). The objections raised by the Appellants relate to the allocation of the Warrants to be distributed to holders of Class 6 claims under the Plan and to certain releases granted under the Plan, including the release granted to John W. Kluge.

        The Appeal is in a very early stage and no assurance can be given as to its ultimate outcome. While the Company intends to vigorously oppose the Appeal, if the Appellants are successful, the Confirmation Order and the Plan might be modified so as to (A) reallocate the distribution of the Warrants among the holders of Class 6 claims and/or (B) modify or void certain of the releases granted under the Plan. The Appellants have not requested that the District Court vacate the Confirmation Order. However, if the District Court were to vacate the Confirmation Order in its entirety or materially modify the Confirmation Order it could call into question the validity of the actions taken by the Company pursuant to the Confirmation Order and the Plan.

        The information contained in this Current Report on Form 8-K is a statement of the Company's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and the Company's assumptions regarding future developments. The Company may change its intention, belief or expectation at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on their behalf may issue.

        By including any information in this Current Report on Form 8-K, the Company does not necessarily acknowledge disclosure of such information is required by applicable law or is material.

ITEM 7:    FINANCIAL STATEMENTS AND EXHIBITS.

        The Company's press release is attached as Exhibit 99.1 to this report.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABOVENET, INC.
By:	/s/ ROBERT J. SOKOTA Robert J. Sokota Senior Vice President and General Counsel

Date: September 8, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 8, 2003

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  ITEM 5: OTHER EVENTS.
  ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX